EXHIBIT - CERTIFICATE OF FILING

    A conformed copy of Entergy Corporation's Form U-9C-3 for the quarter ended June 30, 1998, excluding the information contained in Item 6, part A which was filed confidentially under Rule 104(b), was filed with the following:

Mary W. Cochran, Esq.                   Norma K. Scogin, Esq.
Arkansas Public Service Commission      Texas Attorney General's Office
1000 Center Street                      300 West 15th Street/10th Floor
Little Rock, AR  72201                  Austin, TX  78701

Lawrence C. St. Blanc, Secretary        Sherry A. Quirk, Esq.
Louisiana Public Service Commission     Verner, Liipfert, Bernhard,
Post Office Box 91154                   McPherson and Hand
Baton Rouge, LA 70821-9154              901 15th Street, NW / Suite 700
                                        Washington, DC  20005-2301

William Bruce McKinley, Esq.            Frank Spencer, Esq.
Mississippi Public Service Commission   Assistant Attorney General
Walter Sillers State Office Building    Mississippi Attorney
550 High Street / 19th Floor            General's Office
Jackson, MS  39215                      Post Office Box 22947
                                        Jackson, MS  39225

George W. Fleming, Esq.                 Mr. James Galloway, Filing Clerk
Mississippi Public Utilities Staff      Central Records - PUCT
Post Office Box 1174                    1701 N. Congress
Jackson, MS  39215                      Austin, TX  78711

Ms. Jacquelyn M. Frick, Director        Hon. Emma J. Williams, Clerk of Council
City Council Utilities                  City of New Orleans
  Regulatory Office                     Room 1E04, City Hall
Room 6E07, City Hall                    1300 Perdido Street
1300 Perdido Street                     New Orleans, LA 70112
New Orleans, LA 70112




                                 Entergy Corporation



                                 By: /s/ Steven C. McNeal
                                    __________________________
                                         Steven C. McNeal
                                   Vice President and Treasurer


Dated:  November 24, 1998